UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 24th, 2014

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 24th, 2014, Cannabics Pharmaceuticals Inc., (“the Company”) executed a Collaboration & Exclusivity Agreement with Cannabics, Inc., a Delaware Corporation and largest shareholder of the Company. Per the terms of the Agreement, the Company has issued 18,239,594 Treasury Shares to acquire the entire institutional knowledge of Cannabics, Inc., which primarily consists of the human Brain Trust in its team of experts, the cumulative result of their years of scientific knowledge in the fields of Molecular Biology, Cancer and Pharmacology research.

Cannabics Inc., has executed an Exclusivity clause whereby from this day forth they shall carry on their research and development as part of, and for the exclusive benefit of the Company. Additionally Cannabics Inc. tendered $150,000.00 to the Company specifically earmarked as working funds towards prospective short-term projects of the Company.

ITEM 9.01     EXHIBITS

(d) Exhibits.

Exhibit #	Description
10.1	Collaboration & Exclusivity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24th, 2014

Cannabics Pharmaceuticals Inc.

By: /s/ Dr. Zohar Koren
Dr. Zohar Koren, Director

By: /s/ Dr. Eyal Ballan
Dr. Eyal Ballan, Director

By: /s/ Itamar Borochov
Itamar Borochov, Director